Exhibit 16.1

Letter from MSL, P.A. to the Securities and Exchange Commission

November 7, 2024

Securities and Exchange Commission

100 F. Street N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K being filed on November 7, 2024, of Gencor Industries, Inc. and agree with the statements made therein concerning MSL, P.A. We have no basis to agree or disagree with other statements made by the registrant contained therein.

Very truly yours,

/s/ MSL, P.A.

MSL, P.A.

Certified Public Accountants

PCAOB ID Number: 569

Orlando, Florida